CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions, "Financial Highlights", "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" and to the incorporation by reference of our report dated September 22, 2008 for the Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Opportunities Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund, Henderson Japan-Asia Focus Fund, Henderson US Focus Fund, and Henderson Worldwide Income Fund, comprising the Henderson Global Funds in the related Prospectuses and Statements of Additional Information and in the Registration Statement (Form N-1A) of the Henderson Global Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-62270).


                                                /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 24, 2008